                                                                   Exhibit 10.15

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


[BeFree, Inc. Logo]


July 20, 1999


Mr. Carl S. Rosendorf
Barnesandnoble.com, Inc.
76 Ninth Avenue
11/th/ Floor
New York, New York  10011

Dear Carl:

This letter serves to amend the BFAST Service Order dated January 31, 1998, as amended by the letter of clarification dated July 20, 1998 and the amendment dated February 12, 1999 (the "Agreement").

Please sign below to confirm your consent to amend the Agreement so that, effective beginning with the month of August 1999, the [**] fee specified in the section of the Agreement entitled Discounted Prepayment for Primary Network is [**]. Further this amendment [**] Advertising Impressions served for the BFIT Advertising placement service from [**]. These rates [**] for such services.

Sincerely,


/s/William H. Flynn
William H. Flynn
Director, Eastern Region Sales


Approved and Accepted by barnesandnoble.com:

/s/ Carl S. Rosendorf
---------------------
Carl S. Rosendorf
Senior Vice President
barnesandnoble.com, Inc.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

[BeFree, Inc. Logo]

February 12, 1999

Mr. Carl S. Rosendorf
Barnesandnoble.com, Inc.
76 Ninth Avenue, 11th Floor
New York, New York  10011

Dear Carl:

This letter serves to modify the BFAST Service Order dated January 31, 1998, and amended with the letter of clarification dated July 20, 1998.

1. The BFAST Service Order Form, Discounted Prepayment for Primary Network section, as amended in the letter of clarification dated July 20, 1999, shall be replaced with:

"In subsequent fiscal years, the Affiliate Provider shall pay a fee for its primary Affiliate Network of [**] of net sales generated through the primary Affiliate Network. A prepayment equal to [**] is due and payable by February 15 of each subsequent fiscal year. Such prepayment represents fees for the first [**] of annual net sales generated through the primary Affiliate Network. Fees for annual net sales in excess of [**] will be invoiced monthly by Be Free and due and payable by the Affiliate Provider within thirty days of the invoice date."

2.   A new section will be added to the BFAST Service Order as follows:

"Be Free shall provide Affiliate Provider with ongoing client development support. Such support will consist of Be Free assigning one Client Development Manager to the Affiliate Provider's place of business through April 30, 1999. Subsequently, Be Free shall guarantee that one Client Development Manager, assigned to Be Free's place of business, shall provide a minimum of one-half of his or her effort to support the Affiliate Provider."

Carl, if this properly reflects our discussions of last week, please indicate your approval and acceptance where noted below.

Sincerely,

/s/ William H. Flynn
William H. Flynn
Director, Eastern Region Sales

Approved and Accepted by barnesandnoble.com:

/s/ Carl S. Rosendorf
---------------------
Carl S. Rosendorf
Senior Vice President
barnesandnoble.com, Inc.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

[BeFree, Inc. Logo]

20 July, 1998

Carl S. Rosendorf
barnesandnoble.com, Inc.
78 Ninth Avenue
New York, NY  10011

Dear Carl,

I am writing to confirm the two clarifications to our contract, dated
January 31, 1998, that we discussed last week by phone. The following changes will be made and considered to be immediately in effect upon your signature below.

1) BFAST Service Order Form, Discounted Prepayment for Primary Network, the paragraph reading:

     "In subsequent fiscal years, Affiliate Provider may pre-pay the fees for its primary Affiliate Network by paying Be Free a fee equal to [**] of the traffic-based pricing that would have been due for the year prior. This payment must be made in full before the fiscal year commences, and would replace all traffic-based pricing for Affiliate Provider's primary Affiliate Network and Business Network."

     shall be deleted and replaced with:

     "In subsequent fiscal years, Affiliate Provider may pre-pay the fees for its primary Affiliate Network by paying Be Free a fee equal to [**] of the undiscounted, impression and click-through based fees that would have been due for the year prior, if no discount had been given in that year. This payment must be made in full before the fiscal year commences, and would replace all traffic-based pricing for Affiliate Provider's primary Affiliate Network and Business Network."

2) BFAST Terms of Service, Article VIII, Section 4.b shall be deleted and replaced with:

     "Should either party (1) apply for or consent to the appointment of a receiver, trustee, liquidator of itself, or all or a substantial part of its assets, or (2) be unable or admit in writing its inability to pay its debts as they become due, or (3) make a general assignment for the benefit of creditors, or (4) be adjudicated a bankrupt, or (5) commence a case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment, insolvency, dissolution, liquidation, or similar law of any jurisdiction, now or hereafter in effect."

I would be grateful if you would fax a signed copy to me at your earliest convenience. Please do not hesitate to contact me with questions or concerns.

Sincerely yours,

/s/ Thomas A. Gerace
Thomas A. Gerace
President

Approved and Accepted:

/s/ Carl S. Rosendorf
Carl S. Rosendorf
Vice President Marketing, Sales, and Business Development
barnesandnoble.com, Inc.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


BFAST Service Order Form

The following describes the fee and term information, taken with the attached BFAST Terms of Service, form an agreement between barnesandnoble.com, Inc. ("Affiliate Provider") and Be Free, Inc. ("Be Free") regarding the provision of BFAST and BFIT service by Be Free. Terms not defined herein shall have the meanings ascribed to them in the attached BFAST Terms of Service.

ONGOING BFAST SERVICE FEES

During the term, Affiliate Provider shall pay the following fees to Be Free for the BFAST service. Payments for a given month shall be made within 30 days of Affiliate Provider's receipt of an invoice for that month and shall made based on the service level marked below. Service levels may not change during the
Term:

In any month, the Affiliate Provider shall pay the higher of the following for each of its Affiliate Networks:

     1.   Guaranteed monthly minimum of $[**] OR
     2.   Impression ad Click-Through based fees as follows:
          For affiliate sites delivering product impressions with each buying opportunity:

          .  [**] impressions:  $[**] Product Impressions delivered
          .  [**] impressions:  $[**] Product Impressions delivered
          .  [**] impressions and above:  $[**] Product Impressions delivered

          For affiliates sites that do not deliver product impressions with each buying opportunity:

          .  [**] click-throughs:  $[**] per click-through tracked to sales site
          . [**] click-throughs: $[**] per click-through tracked to sales site . [**] click-throughs and greater: $[**] per click-through tracked to sales site

DISCOUNTED PREPAYMENT FOR PRIMARY NETWORKS

For Affiliate Provider's fiscal year, beginning February 1, 1998 and ending January 31, 1999, Affiliate Provider may pre-pay Be Free the sum of $[**] to provide service for its primary Affiliate Network and its planned Business Network. This pre-payment shall replace the Ongoing BFAST Service Fees listed above for that network for the Affiliate Provider's fiscal year. This pre-payment shall not cover the proposed AOL Affiliate Network or any other such new networks launched by Affiliate Provider.

In subsequent fiscal years, Affiliate Provider may pre-pay the fees for its primary Affiliate Network by paying Be Free a fee equal to [**] of the traffic-based pricing that would have been due for the year prior. This payment must be made in full before the fiscal year commences, and would replace all traffic-based pricing for Affiliate Provider's primary Affiliate Network and Business Network.

DEVELOPMENT

Because Affiliate Provider requires ongoing development, Affiliate Provider shall pay Be Free on a fixed-fee, project basis. Be Free shall notify Affiliate Provider of any development required before initiating work and shall provide a written estimate of any projects expected to cost in excess of $[**] Affiliate Provider shall review and approve these estimates before work begins. Any increases in fees in excess of development estimates must be mutually agreed upon.

           Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omission.

Because Affiliate Provider requires rapid response to its development needs, Affiliate Provider shall pay Be Free a non-refundable deposit of $[**] on February 15/th/ of each year of this contract, commencing in 1999, against future development to enable Be Free to reserve capacity for Affiliate Provider's development needs. Be Free shall charge the first $[**] of development in each year against this deposit before invoicing Affiliate Provider for additional work.

CHECKWRITING FEES

Be Free shall perform or have performed quarterly check-writing to Affiliate Provider's Affiliates. This service will be billed at [**] per check plus postage to Affiliate Provider.

BFIT ADVERTISING PLACEMENT AND TRACKING FEES

Affiliate Provider may use Be Free's BFIT advertising placement service to place advertising on its own Sites or Sites owned by other companies at a cost of [**] Advertising Impressions served.

Term: The term of this Agreement shall be Three (3) years commencing on the date on which the parties have both signed this Agreement.

AGREED AND ACCEPTED:

barnesandnoble.com, INC.                       BE FREE INC.

/s/ Carl S. Rosendorf, VP                      /s/ Thomas A. Gerace, President
-------------------------                      -------------------------------
Carl S. Rosendorf, Vice President             Thomas A. Gerace, President
Marketing, Sales, and Business Development

       1/31/98                                            1/31/98
-------------------------                      ---------------------------------
Date                                            Date

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